Exhibit 99.2

INmune Bio, Inc. Announces Closing of Approximately $19 Million Registered Direct Offering Priced At-the-Market Under Nasdaq Rules

Boca Raton, Florida, June 30, 2025 (GLOBE NEWSWIRE) -- INmune Bio Inc. (NASDAQ: INMB) (the “Company”), a clinical-stage inflammation and immunology company, today announced that it has closed its registered direct offering, announced on June 27, 2025, (the “Offering”) for the purchase and sale of 3,000,000 shares of its common stock at a purchase price of $6.30 per share, priced at-the-market under Nasdaq rules.

The gross proceeds from the Offering are approximately $19 million, before deducting placement agent fees and other estimated offering expenses. The Company intends to use the net proceeds from the Offering for working capital purposes and general corporate procedures.

A.G.P./Alliance Global Partners acted as sole placement agent for the Offering.

The Offering was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333- 279036) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement describing the terms of the Offering was filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About INmune Bio Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has three product platforms: the Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and a mechanistic driver of many diseases. DN-TNF product candidates are in clinical trials to determine if they can treat Mild Alzheimer’s disease, Mild Cognitive Impairment and treatment-resistant depression (XPro™). The Natural Killer Cell Priming Platform includes INKmune® developed to prime a patient’s NK cells to eliminate minimal residual disease in patients with cancer and is currently in trials in metastatic castration-resistance prostate cancer. The third program, CORDStrom™, is a proprietary pooled, allogeneic, human umbilical cord-derived mesenchymal Stromal/Stem cell (hucMSCs) platform that recently completed a blinded randomized trial in recessive dystrophic epidermolysis bullosa. INmune Bio’s product platforms utilize a precision medicine approach for diseases driven by chronic inflammation and cancer.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. CORDstrom™, XPro1595 (XPro™), and INKmune®™ are still in clinical trials or preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA) or any regulatory body and there cannot be any assurance that they will be approved by the FDA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Company Contact:

David Moss

Chief Financial Officer

(561) 710-0512

info@inmunebio.com

Daniel Carlson

Head of Investor Relations

(415) 509-4590

dcarlson@inmunebio.com